                                                                    Exhibit 99.6


                             PROXIM VOTING AGREEMENT

         THIS VOTING AGREEMENT (this "AGREEMENT") is made and entered into as of January ___, 2002 by and among Western Multiplex Corporation, a Delaware corporation ("WESTERN MULTIPLEX"), and the undersigned stockholder and/or option holder (the "STOCKHOLDER") of Proxim, Inc., a Delaware corporation ("PROXIM").

                                    RECITALS

         A. Western Multiplex, Walnut-Pine Merger Corp. ("MERGER SUB"), a Delaware corporation and wholly owned direct subsidiary of Western Multiplex, and Proxim have entered into an Agreement and Plan of Reorganization (the "REORGANIZATION AGREEMENT"), which provides for the merger (the "MERGER") of Merger Sub with and into Proxim. Pursuant to the Merger, all outstanding common stock of Proxim will be canceled and extinguished and converted into the right to receive common stock of Western Multiplex, as set forth in the Reorganization Agreement, and Proxim will become a wholly owned direct subsidiary of Western Multiplex.

         B. The Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of (i) shares of the outstanding common stock of Proxim and (ii) shares of common stock of Proxim issuable upon the exercise of outstanding options to acquire such shares of common stock of Proxim, in each case as is set forth on the signature page of this Agreement.

         C. As an inducement and condition to entering into the Reorganization Agreement, Western Multiplex has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement.

         D. In consideration of the execution of the Reorganization Agreement by Western Multiplex, the Stockholder (solely in his capacity as such) is hereby agreeing to vote, or cause to be voted, the Shares (as defined below) and other such shares of capital stock of Proxim over which the Stockholder has voting power so as to facilitate the consummation of the Merger.

         NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

         1. Certain Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Reorganization Agreement. For purposes of this Agreement, the following terms shall have the following respective meanings:

                  (a) "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions of the Reorganization Agreement.
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                  (b) "PERSON" shall mean any individual, any corporation,
limited liability company, general or limited partnership, business trust, unincorporated association or other business organization or entity, or any governmental body or authority.

                  (c) "SHARES" shall mean: (i) all securities of Proxim (including all shares of Proxim Common Stock and all options, warrants and other rights to acquire shares of Proxim Common Stock) owned by the Stockholder as of the date of this Agreement, as indicated on the signature page of this Agreement; and (ii) all additional securities of Proxim (including all additional shares of Proxim Common Stock and all additional options, warrants and other rights to acquire shares of Proxim Common Stock) of which the Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date, including, without limitation, through the exercise of options, warrants or other rights to acquire such securities of Proxim, or the conversion of other securities of Proxim into such securities of Proxim. In the event of a stock dividend or distribution, or any change in the Shares by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

                  (d) Transfer. A Person shall be deemed to have effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, offers to sell, makes any short sales of, pledges, encumbers, lends, hypothecates, enters into any type of equity swap or hedging of, grants an option with respect to, transfers or disposes of such security, any interest therein, or the economic consequences of ownership of such security or (ii) enters into an agreement, contract or commitment providing for the sale of, making any short sales of, pledge of, lending of, encumbrance of, equity swap or hedging of, grant of an option with respect to, transfer of or disposition of such security, any interest therein or the economic consequences of ownership of such security, other than any such actions pursuant to which such Person maintains all voting rights with respect to such security.

         2. Transfer of Shares.

                  (a) Transferee of Shares to be Bound by this Agreement. The Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder shall not cause or permit any Transfer of any of the Shares (or any securities convertible into or exercisable or exchangeable for Shares), or any interest in the foregoing, to be effected.

                  (b) Transfer of Voting Rights. The Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement through the Expiration Date, the Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy, or enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of the Stockholder under this Agreement with respect to any of the Shares.

                  (c) Limitation on Registration of Transfer. The Stockholder agrees with, and covenants to, Western Multiplex that the Stockholder shall not request that Proxim register the

Transfer of any certificate or uncertificated interest representing any of the Shares, unless such Transfer is made in compliance with this Agreement.

         3. Agreement to Vote Shares.

                  (a) Agreement to Vote. Until the Expiration Date, at every meeting of the stockholders of Proxim called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Proxim, the Stockholder (solely in his capacity as such) shall cause the Shares to be voted in favor of the adoption of the Reorganization Agreement (as the same may be amended from time to time), in favor of each of the transactions contemplated by the Reorganization Agreement (as the same may be amended from time to time) and against any matter that is inconsistent with the prompt consummation of the Merger and other transactions contemplated by the Reorganization Agreement (as the same may be amended from time to time).

                  (b) No Other Agreement. Prior to the Expiration Date, the Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this
Section 3.

         4. Irrevocable Proxy. As security for the agreements of the Stockholder provided for herein, the Stockholder hereby grants and delivers to Western Multiplex, concurrently with the execution and delivery of this Agreement, a proxy in the form attached hereto as Exhibit A (the "PROXY"), which shall be irrevocable to the fullest extent permitted by applicable law, with respect to the Shares of which Stockholder is or becomes the record owner.

         5. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Western Multiplex, as of the date hereof and at all times until the Expiration Date (unless indicated otherwise), that the Stockholder (a) is the beneficial owner of, and has good and valid title to, the Shares, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances as of the date hereof, (b) as of the date hereof, does not beneficially own or have any written or unwritten agreement or arrangement to acquire any securities of Proxim other than the shares of Proxim Common Stock and options and warrants to purchase shares of Common Stock of Proxim indicated on the signature page of this Agreement and (c) has sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

         6. No Solicitation. The Stockholder agrees (solely in his capacity as such) that neither he nor any of his representatives (including any investment banker, attorney or accountant retained by him) shall, and that he shall use his reasonable best efforts to cause his employees and other agents not to (and shall not authorize any of them to) directly or indirectly, (i) solicit, initiate, encourage, knowingly facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal with respect to Proxim, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal with respect to Proxim, (iii) engage in discussions with any Person with respect to any Acquisition Proposal with respect to Proxim, except as to the existence of the terms contained in this Section 6 and Section 5.3(a) of the Reorganization Agreement, (iv) approve, endorse or recommend any Acquisition Proposal with respect to Proxim (except to the extent specifically permitted pursuant to Section 5.3(d) of the Reorganization Agreement) or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal or transaction contemplated thereby with respect to Proxim. The Stockholder and his representatives (including any investment banker, attorney or accountant retained by him) shall, and shall use his reasonable best efforts to cause his employees and other agents to, immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal with respect to Proxim. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 6 by any investment banker, attorney or other advisor or representative of the Stockholder shall be deemed to be a breach of this Section 6 by the Stockholder. Notwithstanding anything to the contrary stated herein, this Section 6 shall not apply to the Stockholder in his capacity as either an officer or director of Proxim and any actions undertaken or omissions by the Stockholder in any such capacity shall be governed exclusively by Section 5.3 of the Reorganization Agreement.

         7. No Solicitation of Proxies. The Stockholder agrees (solely in his capacity as such) that neither he nor any of his representatives (including any investment banker, attorney or accountant retained by him) shall, and that he shall use his reasonable best efforts to cause his employees and other agents not to (and shall not authorize any of them to) directly or indirectly, engage in any solicitation (as defined in Regulation 14A of the Rules and Regulations of the Exchange Act) of other stockholders of Proxim against the Reorganization Agreement (as the same may be amended from time to time) and the Merger or any of the other transactions contemplated by the Reorganization Agreement (as the same may be amended from time to time).

         8. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate the transactions contemplated by this Agreement.

         9. Legending of Shares. If so requested by Western Multiplex, the Stockholder hereby agrees that the Shares shall bear a legend stating that they are subject to this Agreement and, to the extent applicable, to an irrevocable proxy. Subject to the terms of Section 2 hereof, the Stockholder hereby agrees that the Stockholder shall not Transfer the Shares without first having the aforementioned legend affixed to the certificates representing the Shares.

         10. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

         11. Miscellaneous.

                  (a) Waiver. No waiver by any party hereto of any condition or any breach of any term or provision set forth in this Agreement shall be effective unless in writing and signed by each party hereto. The waiver of a condition or any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement.

                  (b) Severability. In the event that any term, provision, covenant or restriction set forth in this Agreement, or the application of any such term, provision, covenant or restriction to any person, entity or set of circumstances, shall be determined by a court of competent jurisdiction to be invalid, unlawful, void or unenforceable to any extent, the remainder of the terms, provisions, covenants and restrictions set forth in this Agreement, and the application of such terms, provisions, covenants and restrictions to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall remain in full force and effect, shall not be impaired, invalidated or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by applicable law.

                  (c) Binding Effect; Assignment. This Agreement and all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the Stockholder may be assigned to any other Person without the prior written consent of Western Multiplex.

                  (d) Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

                  (e) Specific Performance; Injunctive Relief. Each of the parties hereto hereby acknowledges that (i) the representations, warranties, covenants and restrictions set forth in this Agreement are necessary, fundamental and required for the protection of Western Multiplex and to preserve for Western Multiplex the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each such representation, warranty, covenant and restriction a special, unique, and extraordinary value; and (iii) a breach of any such representation, warranty, covenant or restriction, or any other term or provision of this Agreement, will result in irreparable harm and damages to Western Multiplex which cannot be adequately compensated by a monetary award. Accordingly, Western Multiplex and the Stockholder hereby expressly agree that in addition to all other remedies available at law or in equity, Western Multiplex shall be entitled to the immediate remedy of specific performance, a temporary and/or permanent restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any representations, warranties, covenants or restrictions set forth in this Agreement, or to specifically enforce the terms and provisions hereof.

                  (f) Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision, rule or principle (whether of the State of

Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                  (g) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by telecopy or telefacsimile or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                               (i)  If to Western Multiplex:

                                    Western Multiplex Corporation
                                    1196 Borregas Avenue
                                    Sunnyvale, CA  94089
                                    Attention: Amir Zoufonoun
                                    Fax: (408) 542-5300

                                    with a copy to:

                                    Simpson Thacher & Bartlett
                                    10 Universal City Plaza, Suite 1850
                                    Los Angeles, California 91608
                                    Attention:  Daniel Clivner
                                    Fax:  (818) 755-7009

                               (ii) If to the Stockholder: To the address for
                                                           notice set forth on
                                                           the signature page
                                                           hereof.

                                    with a copy to:

                                    Proxim, Inc.
                                    510 DeGuigne Drive
                                    Sunnyvale, CA  94085
                                    Attention: David C. King
                                    Fax: (408) 731-3670

                                    and

                                    Wilson Sonsini Goodrich & Rosati,
                                      Professional Corporation
                                    650 Page Mill Road
                                    Palo Alto, California 94304-1050
                                    Attention:  Robert G. Day
                                    Fax:  (650) 493-6811

                                    and

                                    Wilson Sonsini Goodrich & Rosati,
                                      Professional Corporation
                                    One Market
                                    Spear Tower, Suite 3300
                                    San Francisco, CA  94105
                                    Attention:  Steve L. Camahort
                                    Fax:  (415) 947-2099

                  (h) Enforcement; Consent to Jurisdiction; Waiver of Jury
Trial.

                           (i) Each of the parties hereto:

                                    (A) consents to submit itself to the
personal jurisdiction of (x) the United States District Court for the District of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement to the extent such court would have subject matter jurisdiction with respect to such dispute and (y) the Chancery or other Courts of the State of Delaware;

                                    (B) agrees that it will not attempt to deny
or defeat such personal jurisdiction or venue by motion or other request for leave from any such court;

                                    (C) agrees that it will not bring any action
relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such courts;

                                    (D) agrees that service of process in any
such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to a party at its address set forth in Section 11(g) or at such other address of which a party shall have been notified pursuant thereto; and

                                    (E) agrees that nothing herein shall affect
the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                           (ii) EACH PARTY HERETO IRREVOCABLY AND
UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                           (iii) All rights, powers and remedies provided under
this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                  (i) Entire Agreement. This Agreement, the Proxy, the Affiliate Agreement between the Stockholder and Western Multiplex dated the date hereof, the Reorganization Agreement and any other agreements referred to in the Reorganization Agreement contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

                  (j) Headings. The section headings set forth in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement in any manner.

                  (k) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

WESTERN MULTIPLEX CORPORATION              STOCKHOLDER

By:                                        By:
    -----------------------------------         --------------------------------
      Signature of Authorized Signatory                     Signature


Name:                                      Name:
      ---------------------------------          -------------------------------


Title:                                     Title:
       --------------------------------           ------------------------------


                                           Print Address

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------
                                           Telephone Number

                                           -------------------------------------
                                           Facsimile Number


                                           Shares Beneficially Owned:

                                           _______ shares of Proxim Common Stock

                                           _______ shares of Proxim Common Stock
                                           issuable upon exercise of outstanding
                                           options or warrants



                   [SIGNATURE PAGE TO PROXIM VOTING AGREEMENT]

                                    EXHIBIT A

                                IRREVOCABLE PROXY

         The undersigned stockholder of Proxim, Inc., a Delaware corporation ("PROXIM"), hereby irrevocably (to the fullest extent permitted by law) appoints Jonathan N. Zakin and Jeffrey M. Hendren, members of the Board of Directors of Western Multiplex Corporation, a Delaware corporation ("WESTERN MULTIPLEX"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Proxim that now are or hereafter may be owned of record by the undersigned (collectively, the "SHARES") in accordance with the terms of this Proxy. The Shares owned of record by the undersigned stockholder of Proxim as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

         This Irrevocable Proxy is irrevocable (to the fullest extent permitted by applicable law), is coupled with an interest and is granted pursuant to that certain Proxim Voting Agreement of even date herewith by and among Western Multiplex and the undersigned stockholder (the "PROXIM VOTING AGREEMENT"), and is granted in consideration of Western Multiplex entering into that certain Agreement and Plan of Reorganization (the "REORGANIZATION AGREEMENT") by and among Western Multiplex, Walnut-Pine Merger Corp., a Delaware corporation and a wholly owned direct subsidiary of Western Multiplex ("MERGER SUB"), and Proxim. The Reorganization Agreement provides for the merger of Merger Sub with and into Proxim in accordance with its terms (the "MERGER"). As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to
Article VII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

         The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of Proxim and in every written consent in lieu of such meeting in favor of the adoption of the Reorganization Agreement (as the same may be amended from time to time), in favor of each of the actions contemplated by the Reorganization Agreement (as the same may be amended from time to time) and against any matter that is inconsistent with the prompt consummation of the Merger or other transactions contemplated by the Reorganization Agreement (as the same may be amended from time to time).

         The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.



                  [Remainder of Page Intentionally Left Blank]

         This Irrevocable Proxy is irrevocable (to the fullest extent permitted by law). This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.


Dated: ___________________, 2002

                            Signature of Stockholder:___________________________

                            Name of Stockholder:________________________________

                            Name and Title of

                            Authorized Signatory: ______________________________

                            Shares beneficially owned:

                            ____________ shares of Proxim Common Stock

                            ____________ shares of Proxim Common Stock issuable

                                         upon exercise of outstanding options or

                                         warrants

                              [IRREVOCABLE PROXY]